Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated November 24, 2020, relating to the balance sheet of Motive Capital Corp as of October 2, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 28, 2020 (inception) through October 2, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 24, 2020